Registration No. 333- __________

     As filed with the Securities and Exchange Commission on October 19, 2001
    ========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                               -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

  SOUTHERN UNION COMPANY              Delaware                   75-0571592

 (Exact name of Registrant     (State or other Jurisdiction    (I.R.S. Employer
as specified in its Charter)    of Incorporation or Organi-     Identification
                                         zation)                   Number)

                          504 Lavaca Street, Suite 800
                               Austin, Texas 78701
                                 (512) 477-5852
               (Address, including zip code, and telephone number,
               including area code, of each registrant's principal
                               executive offices)
                               ------------------

          Dennis K. Morgan, Esq.                     With a copy to:
 Executive Vice President-Administration,       Stephen A. Bouchard, Esq.
      General Counsel and Secretary            Fleischman and Walsh, L.L.P.
          SOUTHERN UNION COMPANY               1400 Sixteenth Street, N. W.,
            504 Lavaca Street                            Suite 600
                Suite 800                        Washington, D. C.  20036
           Austin, Texas 78701                        (202) 939-7911
             (512) 477-5852

                       (Name, address, including zip code,
                         and telephone number, including
                         area code, of agent for service
                              for each registrant)
                            ------------------------

          Approximate Date of Commencement of Proposed Sale to Public:
         From time to time after the effective date of the Registration
                 Statement, as determined by market conditions.
                            ------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following blank: _____


        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
          Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following blank: X

                         CALCULATION OF REGISTRATION FEE


                                   Proposed          Proposed
Title of Each                      Maximum           Maximum
Each Class of                      Offering         Aggregate        Amount of
Securities to    Amount to be      Price Per         Offering       Registration
be Registered   Registered (1)   Unit (1)(2)(3)   Price (1)(2)(3)    Fee (2)(4)
-------------   --------------   --------------   ---------------   ------------

Senior Debt
Securities of
Southern Union
Company          $400,000,000         100%         $400,000,000       $100,000

(1) Such indeterminate principal amount of Senior Debt Securities of Southern Union Company as may from time to time be issued at indeterminate prices.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Senior Debt Securities of Southern Union Company registered hereby will not exceed $400,000,000.

(3)  Exclusive of accrued interest and distributions, if any.

(4) Pursuant to Rule 429 under the Securities Act of 1933, Southern Union is carrying forward $100,000,000 of securities previously registered on its Registration Statement on Form S-3, File No. 333-87617, none of which have been issued or sold and for which it has paid $27,800 of registration fees at the then-effective rate, which are being applied in lieu of $25,000 of registration fees due at the present rate for the securities registered by this Registration Statement.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus relating also to securities previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-87617) and not issued, which other Registration Statement, as amended, previously filed by Southern Union Company has been declared effective.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.






--------------------------------------------------------------------------------

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED __________, 2001


PROSPECTUS
                                  $400,000,000

                             SOUTHERN UNION COMPANY
                             Senior Debt Securities


Southern Union Company may offer and sell in one or more offerings unsecured senior debt securities consisting of notes or other evidence of indebtedness in one or more series.

The aggregate initial offering price of the securities that we offer by this prospectus will not exceed $400,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. We will provide the specific terms of the securities in supplements to this prospectus. You should read the prospectus and the prospectus supplements carefully before you invest in any of our securities. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is _________, 2001.

                                TABLE OF CONTENTS



                                                                          Page
                                                                         Number

About this Prospectus..............................................
Cautionary Statement Regarding Forward-Looking Statements..........
Where You Can Find More Information ...............................
Incorporation by Reference.........................................
Southern Union Company.............................................
Use of Proceeds....................................................
Ratio of Earnings to Fixed Charges ................................
Unaudited Pro Forma Combined Condensed Financial Statements........
Description of the Debt Securities.................................
Plan of Distribution...............................................
Legal Matters......................................................
Experts............................................................

                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (SEC) utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell dif ferent types of securities described in this prospectus in one or more offerings up to a total offering amount of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update or change information in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus, the accompanying prospectus supplement and in documents that are incorporated by reference into this document that constitute forward-looking statements. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of our operations. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for our common stock. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are necessary estimates reflecting the best judgment of our senior management, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - general economic, financial and business conditions;
     - competition in the energy services sector;
     - the availability of natural gas and oil;
     - development and operating costs;
     - the availability and terms of capital;
     - unanticipated environmental liabilities;
     - the impacts of unusual items resulting from ongoing evaluations of business strategies and asset valuations;
     - changes in business strategy;
     - the application of newly adopted Generally Accepted Accounting
       Principles;
     - the timing and extent of changes in commodity prices;
     - gas sales volumes;
     - weather conditions and other natural phenomena in our service territories;
     - the purchase and implementation of new technologies for enhancing customer service and/or operating efficiencies;
     - impact of relations with labor unions of bargaining-unit employees;
     - the receipt of timely and adequate rate relief;
     - the outcome of pending and future litigation;
     - governmental regulations and proceedings affecting the companies, including the restructuring of the natural gas industry in Massachusetts, Rhode Island, Pennsylvania, Texas, Missouri and Florida;
     - the nature and impact of any extraordinary transactions such as any acquisition or divestiture of a business unit or any assets; and
     - the risk that the businesses of Pennsylvania Enterprises, Inc. (PEI), Fall River Gas Company (Fall River Gas), Providence Energy Corporation (ProvEnergy), Valley Resources, Inc. (Valley Resources) and any other businesses or investments that Southern Union has acquired or may acquire may not be successfully integrated with the businesses of Southern Union.

These are representative of the factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions, and general economic conditions, including interest rate fluctuations, federal, state and local laws and regulations affecting the retail gas industry or the energy industry generally, and other factors.

Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the documents that have been incorporated by reference into this document. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We will not release publicly any revisions to these forward-looking statements reflecting events or circumstances after the date of this prospectus or reflecting the occurrence of unanticipated events, unless the securities laws require us to do so.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934 ("Exchange Act"). You may read and copy this information and you may also obtain copies of this information by mail from the SEC's Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, including Southern Union Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

Southern Union's Financial Statements:

     SEC FILINGS (FILE NO. 1-6407)              DESCRIPTION OR PERIOD/AS OF DATE

     Annual Report on Form 10-K                 Year ended June 30, 2001
     Definitive Proxy Statement on
          Schedule 14A                          Definitive Proxy Statement
                                                    relating to the 2001 Annual
                                                    Meeting of Stockholders
                                                    (filed on October 1, 2001)

We are also incorporating by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(a) of the Securities Exchange Act of 1934 between the date of filing this initial Registration Statement of which this Prospectus forms a part until the date all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                         Attention: Richard N. Marshall
                         Director of Investor Relations
                             Southern Union Company
                                 One PEI Center
                        Wilkes-Barre, Pennsylvania 18711
                          Telephone No.: (570) 829-8600

We have not authorized anyone to give any information or make any representation that differs from, or adds to, the information in this document or in our documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it.

If you are in a jurisdiction where it is unlawful to offer to exchange or sell, or to ask for offers to exchange or buy, the securities offered by this document, or if you are a person to whom it is unlawful to direct these activities, then the offer presented by this document does not extend to you.

The information contained in this document speaks only as of its date unless the information specifically indicates that another date applies.

                             SOUTHERN UNION COMPANY


Our principal line of business is the distribution of natural gas as a public utility through our operating divisions principally in Texas, Missouri, Florida, Pennsylvania, Rhode Island and Massachusetts.

We distribute natural gas through our divisions Southern Union Gas, Missouri Gas Energy, PG Energy, South Florida Natural Gas (SFNG) and our New England Division. The diverse geographic area of the Company's natural gas distribution systems should reduce the overall sensitivity of Southern Union's operations to weather risk and local economic conditions.

o Southern Union Gas, headquartered in Austin, Texas, serves approximately 535,000 customers in Texas (including Austin, Brownsville, El Paso, Galveston, Harlingen, McAllen and Port Arthur);
o Missouri Gas Energy, headquartered in Kansas City, Missouri, serves approximately 498,000 customers in central and western Missouri (including Kansas City, St. Joseph, Joplin and Monett);
o PG Energy, headquartered in Wilkes-Barre, Pennsylvania, serves approximately 156,000 customers in northeastern and central Pennsylvania (including Wilkes-Barre, Scranton and Williamsport);
o The New England Division (created through the acquisition of ProvEnergy, Valley Resources and Fall River Gas in September 2000) serves approximately 292,000 customers in Rhode Island and Massachusetts (including Providence, Newport and Cumberland, Rhode Island and Fall River, North Attleboro and Somerset, Massachusetts.)
o SFNG, headquartered in New Smyrna Beach, Florida, serves approximately 4,600 customers in central Florida (including New Smyrna Beach, Edgewater and areas of Volusia County, Florida);

We have created subsidiaries to support and expand our natural gas and other energy sales and to capitalize on our energy expertise. Our subsidiaries market natural gas to end-users, operate natural gas pipeline systems, generate electricity, distribute propane, and sell commercial gas air conditioning and other gas-fired engine-driven applications. Central to all of our present businesses and strategies are the sale and transportation of natural gas.

We are a sales and market-driven energy company whose management is committed to achieving profitable growth of our utility divisions in an increasingly competitive business environment and partnering with companies which complement Southern Union's existing customer service and core utility business. Our strategies for achieving these objectives principally consist of:

o    promoting new sales opportunities and markets for natural gas;
o    enhancing financial and operating performance;
o expanding Southern Union through development of existing utility businesses and selective acquisition of new utility businesses; and
o    selective investments in complementary businesses.

Our management develops and continually evaluates these strategies and their implementation by applying its experience and expertise in analyzing the energy industry, technological advances, market opportunities and general business trends. Each of these strategies, as implemented throughout our existing businesses, reflects our commitment to our core gas utility business.

Our corporate headquarters are located at 504 Lavaca Street, Suite 800, Austin, Texas 78701, and our telephone number is (512) 477-5852.

                                 USE OF PROCEEDS

We intend to add the net proceeds from the sale of the debt securities offered by this prospectus to our general funds to be used for general corporate purposes, including:

     - repayment of other borrowings, including short-term borrowings, under bank credit agreements;
     - repurchases of outstanding long-term debt securities; or
     - as otherwise disclosed in any supplement to this prospectus.

We may invest any funds we do not require immediately in marketable securities and short-term investments.

                       RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for us on an historical basis for each of the five years in the period ended June 30, 2001 and on a pro forma basis for the year ended June 30, 2001. For the purpose of calculating such ratios, "earnings" consist of income from continuing operations before income taxes and "fixed charges" consist of interest expense, amortization of debt discount or premium and an estimate of interest implicit in rentals.

                                                         Year Ended June 30,
                                                    ----------------------------
                                                    2001  2000  1999  1998  1997
                                                    ----  ----  ----  ----  ----

Ratio of Earnings to Fixed Charges.............     1.80  1.29  1.36  1.42  1.67
                                                    ====  ====  ====  ====  ====

Pro Forma - Ratio of Earnings to Fixed
   Charges(a)..................................     1.52
                                                    ====

---------------------------

(a) This pro forma ratio gives effect as of the beginning of the period presented to: the application of the estimated net proceeds of this offering; and the acquisition of ProvEnergy, Valley Resources and Fall River Gas, which were primarily financed through a Term Note. The acquisitions of ProvEnergy, Valley Resources and Fall River Gas were assumed to occur as of the beginning of the period presented, as reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


The following Unaudited Pro Forma Combined Condensed Financial Statements present the combined financial data of Southern Union, Valley Resources, Fall River Gas, and ProvEnergy, including their respective subsidiaries, after giving effect to Southern Union's merger with each of them. The Valley Resources merger completed on September 20, 2000 and the Fall River Gas and ProvEnergy mergers completed September 28, 2000 were each accounted for as a purchase. The Unaudited Pro Forma Combined Condensed Financial Statements also give effect to Southern Union's issuance of Term Note financing for our acquisitions of Valley Resources, Fall River Gas, and ProvEnergy, and the assumption of certain debt of the acquired companies.

The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2001 give effect to the previously identified acquisitions and financing transaction as if they had occurred at the beginning date for the period presented.

The fiscal year of Southern Union ends on June 30. The fiscal years of Fall River Gas and ProvEnergy ended on September 30. The fiscal year of Valley Resources ended on August 31. Accordingly, the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2001 has been prepared using comparable financial statement periods of Valley Resources, Fall River Gas and ProvEnergy. The following Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from, and should be read in conjunction with, those historical financial statements and related notes thereto of Southern Union, Fall River Gas, ProvEnergy and Valley Resources.

The historical financial statements of the acquired companies that appear in or were used for the Unaudited Pro Forma Combined Condensed Financial Statements include or required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

The following Unaudited Pro Forma Combined Condensed Financial Statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the previously identified acquisitions and financing transactions had been consummated at the beginning of the periods for which they are being given effect nor are they necessarily indicative of the future operating results or financial position of the combined enterprise. The Unaudited Pro Forma Combined Condensed Financial Statements do not contain any adjustments to reflect cost savings or other synergies that may occur as a result of the mergers.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For The Twelve Months Ended June 30, 2001





                                 Historical
                --------------------------------------
                             Provi-
                             dence     Fall    Valley
                 Southern    Energy    River    Re-            Pro Forma
                  Union      Corpo-     Gas    sources  ------------------------
                 Company     ration   Company    Inc.   Adjustments   Combined
                ----------   -------  -------  -------  -----------  -----------
                  (thousands of dollars, except shares and per share amounts)

Operating
 revenues....    $1,932,813  $ 31,669  $ 3,945  $ 8,046  $   --      $1,976,473
Cost of gas
 and other
 energy......     1,374,750    18,765    1,565    4,139      --       1,399,219
                 ----------  --------  -------  -------  --------    ----------
  Operating
   margin....       558,063    12,904    2,380    3,907      --         577,254

Operating
 expenses:
  Operating,
   mainte-
   nance and
   general...       239,554    15,150    3,133    3,922      --         261,759
  Deprecia-
   tion and
   amortiza-
   tion......        86,985     6,118      163      177    2,252 (A)     95,695
  Taxes,
   other
   than on
   income....        98,661     2,921       93      799      --         102,474
                 ----------  --------  -------  -------  -------     ----------
    Total
     opera-
     ting ex-
     penses..       425,200    24,189    3,389    4,898    2,252        459,928
                 ----------  --------  -------  -------  -------     ----------
    Net
     opera-
     ting
     reve-
     nues....       132,863   (11,285)  (1,009)    (991)  (2,252)       117,326

Other income
 (expenses):
  Interest...      (103,519)   (2,929)    (368)  (1,975) (10,141)(B)   (117,019)
                                                           1,913 (C)
  Dividends
   on pre-
   ferred
   securi-
   ties......        (9,480)     --       --       --       --           (9,480)
  Other, net.        76,819     1,126      225      309     --           78,479
                 ----------  --------  -------  -------  -------     ----------
   Total
    other
    expenses,
    net......       (36,180)   (1,803)    (143)  (1,666)  (8,228)       (48,020)
                 ----------  --------  -------  -------  -------     ----------
Earnings
 (loss) be-
 fore income
 taxes (bene-
 fit)........        96,683   (13,088)  (1,152)  (2,657) (10,480)        69,306
Federal and
 state income
 taxes (bene-
 fit)........        40,000    (1,609)    (478)    (876)  (2,880)(D)     34,157
                 ----------  --------  -------  -------  -------     ----------
Net earnings
 (loss)
 available
 for common
 stock.......    $   56,683  $(11,479) $  (674) $(1,781) $(7,600)    $   35,149
                 ==========  ========  =======  =======  =======     ==========

Net earnings
 per share:
  Basic......    $     1.09                                          $     0.67
                 ==========                                          ==========
  Diluted....    $     1.03                                          $     0.64
                 ==========                                          ==========

Weighted
 average
 shares out-
 standing:
  Basic......    52,068,814                              330,453 (E) 52,399,267
                 ==========                              =======     ==========
  Diluted....    54,960,595                              330,453 (E) 55,291,048
                 ==========                              =======     ==========



















             See accompanying notes to Unaudited Pro Forma Combined
                        Condensed Financial Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



Adjustments to the Unaudited Pro Forma Combined Condensed Statements of
Operations

(A) Reflects amortization of the estimated excess purchase price over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of Fall River Gas, ProvEnergy, and Valley Resources on a straight-line basis over a 40-year period. For the twelve months ended June 30, 2001, the pro forma adjustment reflects only three months of amortization of additional purchase cost related to the acquisitions of Fall River Gas, ProvEnergy and Valley Resources, as nine months of actual are included in Southern Union's historical balances due to the completion of the Valley Resources acquisition on September 20, 2000 and the Fall River Gas and ProvEnergy acquisitions on September 28, 2000 (together the New England acquisitions).

(B) Reflects interest expense on the Term Note financing for the New England acquisitions at an annual interest rate of 7.50%. The Term Note was utilized: to finance the cash portion of the purchase of Fall River Gas, ProvEnergy and Valley Resources and the settlement of any respective stock options; to refinance certain debt of Valley Resources and Southern Union; and to pay various professional fees and change of control agreements incurred in connection with all mergers.

(C) Reflects the elimination of historical interest expense of Valley Resources as a result of refinancing certain debt in connection with such mergers. See Note (B).

(D) Reflects the income tax consequences at the federal statutory rate of the pro forma adjustments after excluding nondeductible goodwill amortization.

(E) The twelve months ended June 30, 2001 reflect the timing of the issuance of 1,370,629 shares of Southern Union stock in the purchase of Fall River Gas.

                       DESCRIPTION OF THE DEBT SECURITIES


General

This is a description of the general terms and provisions of the debt securities. The particular terms of the debt securities will be described in a prospectus supplement relating to those securities.

The debt securities may be issued in one or more series and will be senior debt securities issued under a senior debt securities indenture between us and The Chase Manhattan Bank, as the senior debt securities trustee.

We have summarized selected provisions of the debt securities and the indenture below. These descriptions only summarize material provisions of the indenture. We have not restated the entire agreement. We urge you to read the indenture because the indenture itself, and not this description, defines your rights as a holder of our debt securities. Copies of the indenture are filed as an exhibit to the Registration Statement that includes this prospectus.

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The general summary that follows applies to our senior debt securities.

The indenture provides that the debt securities may be issued from time to time in one or more series. A prospectus supplement and a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

      -  the title and type of the debt securities;
      -  the total principal amount of the debt securities and the currency, if other than U. S. dollars, in which such notes are denominated;
      -  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
      - the dates on which the principal of the debt securities will be payable and the terms on which any such maturity date may be extended;
      - the interest rate which the debt securities will bear and the interest payment dates for the debt securities; - any optional redemption periods;
      - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;
      -  any changes to or additional events of default or covenants;
      - any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
      - restrictions on the declaration of dividends on our capital stock (other than dividends in such stock) or requiring the maintenance of any asset ratio or the creation or maintenance of reserves; and
      -  any other terms of the debt securities.

The indenture does not limit the aggregate principal amount of debt securities that we may issue pursuant to such indenture. The indenture does not contain any provisions that would limit our ability to incur debt. The indenture does not contain any provisions that protect the holders of the debt securities in the event that we engage in a highly leveraged transaction or other transaction in connection with a takeover attempt. Such a transaction could result in a decline in the credit rating of the debt securities. If a particular series of the debt securities has a provision providing protection to the holders of the debt securities in the event of a highly leveraged or other transaction in the event of a takeover attempt, it will be described in the prospectus supplement relating to that series of debt securities.

Under the indenture, we have the ability to issue debt securities with terms different from those of debt securities already issued, without the consent of the holders of any previously issued series of debt securities.

Debt securities of a series may be issued in registered, bearer, coupon or global form.

Denominations

The prospectus supplement for each issuance of debt securities will state whether the securities will be issued in registered form of $1,000 each or multiples of $1,000 or such lesser amount as may be indicated in a prospectus supplement for a specific series of debt securities, or bearer form of $5,000 each, or global form.

Ranking of Senior Debt Securities

The senior debt securities will rank equally with all of our other unsecured indebtedness, except that the senior debt securities will be senior in right of payment to any subordinated indebtedness which states in its terms that it is subordinate to the senior debt securities. We have outstanding debt securities which are secured by mortgages on assets in our PG Energy and New England divisions. As a result, those securities have priority with respect to those mortgage assets.

Covenants

Under the indenture, we will:

      - pay the principal of, and interest and any premium on, the debt securities when due; - maintain a place of payment; - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture; and
      - deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Consolidations, Mergers and Sales

The indenture provides that we will not consolidate with or merge with or into any other entity, or convey, transfer or lease, or permit one or more of our subsidiaries to convey, transfer or lease, all or substantially all of our properties and assets on a consolidated basis to any entity, unless:

      - either we are the continuing corporation or such corporation or entity assumes by supplemental indenture all of our obligations under the indenture and the debt securities;
      - no default or event of default is existing immediately after the transaction; and
      - the surviving entity is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state of the United States or the District of Columbia.

Liens

Pursuant to the indenture, we will not, and we will not permit any subsidiary to, create, incur, issue or assume any debt secured by any lien on any property or assets owned by us or any of our subsidiaries, and we will not permit any of our subsidiaries to, create, incur, issue or assume any debt secured by any lien on any shares of stock or debt of any subsidiary (such shares of stock or debt of any subsidiary being called "restricted securities"), unless

      - in the case of new debt which is expressly by its terms subordinate or junior in right of payment to the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is senior to the new lien with the same relative priority as such subordinated debt has with respect to the applicable series of debt securities; or

      - in the case of liens securing new debt that is ranked equally with the applicable series of debt securities, the applicable series of debt securities are secured by a lien on such property or assets that is equal and ratable with the new lien, except that any lien securing such debt securities may be junior to any lien on our accounts receivable, inventory and related contract rights securing debt under our revolving credit facility.

These restrictions do not prohibit us from creating the following:

     (1) Any liens on any of our property, assets or restricted securities or those of any subsidiary existing as of the date of the first issuance by us of the debt securities issued pursuant to the indenture, or such other date as may be specified in a prospectus supplement for an applicable series of debt securities issued pursuant to the indenture, subject to the provisions of subsection (8) below;

     (2) Liens on any property or assets or restricted securities of any corporation existing at the time such corporation becomes a subsidiary, or arising after such time (a) otherwise than in connection with the borrowing of money arranged after the corporation became a subsidiary and (b) pursuant to contractual commitments entered into prior to and not in contemplation of such corporation becoming a subsidiary;

     (3) Liens on any of our property, assets or restricted securities or those of any subsidiary existing at the time of acquisition of such property, assets or securing the payment of all or any part of the purchase price or construction cost of such property, assets or restricted securities, or securing any debt incurred prior to, at the time of or within 120 days after the later of the date of the acquisition of such property, assets or restricted securities or the completion of any such construction, for the purpose of financing all or any part of the purchase price or construction cost;

     (4) Liens on any property or assets to secure all or any part of the cost of development, operation, construc tion, alteration, repair or improvement of all or any part of such property or assets or to secure debt incurred by us or any of our subsidiaries prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any related costs;

     (5) Liens in favor of the trustee for the benefit of the holders and subsequent holders of the debt securities securing the debt securities;

     (6) Liens secured by any of our property or assets or those of any subsidiary that comprise no more than 20% of Consolidated Net Tangible Assets (as defined under "Certain Definitions" below);

     (7) Liens which secure senior indebtedness owing by a subsidiary to us or to another subsidiary; and

     (8) Any extension, renewal, substitution or replacement in whole or in part, of any of the liens referred to above or the debt secured by the liens; provided that:

         (a) such extension, renewal, substitution or replacement lien will be limited to all or any part of the same property, assets or restricted securities that secured the prior lien plus improvements on such property and plus any other property or assets not then owned by us or one of our subsidiaries or constituting restricted securities; and

         (b) in the case of items (1) through (3) above, the debt secured by such lien at such time is not increased.

If we give a guarantee that is secured by a lien on any property or assets or restricted securities, or we create a lien on any property or assets or restricted securities to secure debt that existed prior to the creation of such lien, the indenture will deem that we have created debt in an amount equal to the principal amount guaranteed or secured by such lien. The amount of debt secured by liens on property, assets and restricted securities will be computed without cumulating the indebtedness with any guarantee or lien securing the same indebtedness.

Limitation on Sale and Leaseback Transactions

The indenture also provides that we will not, nor will we permit any of our subsidiaries to, engage in a sale-leaseback transaction, unless:

     (1) the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years;

     (2) we or any of our subsidiaries, within 180 days after such sale-leaseback transaction, apply or cause to be applied an amount not less than the net sale proceeds from such sale-leaseback transaction to the repay ment, redemption or retirement of our funded debt or funded debt of any such subsidiary; or

     (3) the Attributable Debt (as defined below under "Certain Definitions") from such sale-leaseback transaction, together with all other sale and leaseback transactions entered into after the date of the first issuance by us of debt securities pursuant to the indenture other than sale-leaseback transactions permitted by clauses (1) and (2) above does not exceed 20% of our Consolidated Net Tangible Assets (as defined below under "Certain Definitions" below).

Events of Default

The indenture provides that any one of the following events is an event of default:

     - failure to pay any interest or any additional amounts due on any debt security, or of any coupon, for 30 days;
     - failure to pay the principal of or any premium on any debt security when due, whether at maturity, upon redemption, by declaration or otherwise;
     - failure to perform any other covenant or agreement in the indenture which continues for 60 days after written notice is given to us by the trustee or the holders of at least 25% of the outstanding debt securities of that series;
     - cross-acceleration of our other debt in excess of 10% of our consolidated net worth;
     - events in any bankruptcy, insolvency or reorganization of our company;
     - any other event of default listed in the indenture for debt securities of that series.

We are required to file annually with the trustee an officer's certificate as to our compliance with all conditions and covenants under the indenture. The indenture permits the trustee to withhold notice to the holders of debt securities of any default, except in the case of a failure to pay the principal of (or premium, if any), or interest on, any debt securities or the payment of any sinking fund installment with respect to such securities, if the trustee considers it in the interest of the holders of debt securities to do so.

If an event of default, other than events with respect to our bankruptcy, insolvency and reorganization or that of any of our significant subsidiaries, occurs and is continuing with respect to debt securities, the trustee or the holders of at least 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If our bankruptcy, insolvency or reorganization, or that of any of our significant subsidiaries, causes an event of default for debt securities of a particular series, then the principal of all the outstanding debt securities of that series, and accrued and unpaid interest thereon, will auto matically be due and payable without any act on the part of the trustee or any holder.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of such series (other than duties listed in the indenture), unless such holders offer to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by the trustee to comply with the holders' request. If they provide this indemnity to the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or exercising any trust or power given to the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may subject the trustee to personal liability or may be unduly prejudicial to holders not joining in such directions.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series and any related coupons, waive any past default under the indenture with respect to such series and its consequences, except a default:

     - in the payment of the principal of (or premium, if any) or interest on or additional amounts payable in respect of any debt security of such series unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the trustee; or

     - in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected by the modification or amendment.

Modification or Waiver

We and the trustee may modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all outstanding indenture securities or any series that is affected by such modification or amendment. The consent of the holder of each outstanding debt security of a series is required in order to:

     - change the stated maturity of the principal of (or premium, if any), or any installment of principal or interest on any debt security of such series;
     - reduce the principal amount or the rate of interest on or any additional amounts payable, or any premium payable upon the redemption of such series;
     - change our obligation to pay additional amounts in respect of any debt security of such series;
     - reduce the amount of principal of a debt security that is an original issue discount security and would be due and payable upon a declaration of acceleration of the maturity of that debt security;
     - adversely affect any right of repayment at the option of the holder of any debt security of such series;
     - change the place or currency of payment of principal of, or any premium or interest on, any debt security of such series;
     - impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt security or any redemption date or repayment date for the debt security;
     - reduce the percentage of holders of outstanding debt securities of such series necessary to modify or amend the indenture or to consent to any waiver under the indenture or reduce the requirements for voting or quorum described below;
     -   modify the change of control provisions, if any;
     - reduce the percentage of outstanding debt securities of such series necessary to waive any past default; or
     -   modify any of the above requirements.

We and the trustee may modify and amend the indenture without the consent of any holder for the following purposes:

     - to evidence the succession of another entity to us as obligor under an indenture;
     - to add to our covenants for the benefit of the holders of all or any series of debt securities;
     - to add events of default for the benefit of the holders of all or any series of debt securities;
     - to add or change any provisions of the indenture to facilitate the issuance of bearer securities;
     - to change or eliminate any provisions of the indenture but only if any such change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the change or elimination that is entitled to the benefit of such provision;
     - to establish the form or terms of debt securities of any series and any related coupons;
     -   secure the debt securities;
     - to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee; and
     - to change the indenture with respect to the authentication and delivery of additional series of debt securities, in order to cure any ambiguity, defect or inconsistency in the indenture, but only if such action does not adversely affect the interest of holders of debt securities of any series in any material respect.

The indenture contains provisions for convening meetings of the holders of debt securities of a series if debt securities of that series are issuable as bearer securities. A meeting may be called at any time by the trustee and also by such trustee pursuant to a request made to the trustee by us or the holders of at least 10% in principal amount of the debt securities of such series outstanding. In any case, notice must be given as provided in the indenture. Any resolution presented at a meeting or duly reconvened adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the debt securities of that series, except for any consent that must be given by the holder of each debt security affected, as described above in this section. Any resolution passed or decision made in accordance with the indenture at any duly held meeting of holders of debt securities of any series will be binding on all holders of the debt securities of that series and any related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will consist of persons entitled to vote a majority in principal amount of the debt securities of a series outstanding, unless a specified percentage in principal amount of the debt securities of a series outstanding is required for the consent or waiver, then the persons entitled to vote such specified percentage in principal amount of the outstanding debt securities of such series will constitute a quorum. However, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected, or of the holders of such series of debt securities and one or more additional series, then:

     -   there will be no minimum quorum requirement for such meeting; and
     - the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Defeasance

We will be discharged from our obligations on the senior debt securities of any series at any time if we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If this happens, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Under U.S. federal income tax laws as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors should seek tax advice to determine their particular consequences of a discharge, including the applicability and effect of tax laws other than the U.S. federal income tax laws.

Financial Information

While the debt securities are outstanding, we will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents otherwise required to be filed with the SEC pursuant to
Section 13(a) or 15(d) of the Exchange Act even if we stop being subject to those sections, and we will also provide to all holders and file with the trustee copies of such reports and documents within 15 days after filing them with the SEC or, if our filing such reports and documents with the SEC is not permitted under the Exchange Act, within 15 days after we would have been required to file such reports and documents if permitted, in each case at our cost.

Terms Described in the Indenture

Attributable Debt means, with respect to a lease under which any entity is liable for a term of more than 12 months, the total net amount of rent required to be paid by the entity under such lease during the remaining term (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of the rent to the date that the Attributable Debt is being determined at a rate equal to the weighted average of the interest rates borne by the outstanding debt securities, compounded monthly. The net amount of rent required to be paid under any lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding any amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease that is terminable by the lessee upon the payment of a penalty, such net amount of rent will include the lesser of:

o the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, and
o the amount of such penalty (in which event no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

Consolidated Net Tangible Assets means the total amount of our assets and those of our consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting:

o all current liabilities (excluding any current liabilities that are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount of the Consolidated Net Tangible Assets is being computed) and
o all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on our most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.

Payment, Registration and Transfer

Unless we specify otherwise in a prospectus supplement, we will pay principal, interest and any premium on the debt securities, and they may be surrendered for payment or transferred, at the offices of the trustee. We will make payment on registered securities by checks mailed to the persons in whose names the debt securities are registered or by transfer to an account maintained by the registered holder on days specified in the indenture or any prospectus supplement. If we make debt securities payments in other forms, we will specify the form and place in a prospectus supplement.

We will maintain a corporate trust office of the trustee or another office or agency for the purpose of transferring or exchanging fully registered securities, without the payment of any service charge except for any tax or govern mental charge.

The debt securities may be issued as registered securities or bearer securities. Registered securities will be securities recorded in the securities register kept at the corporate office of the trustee for the trust that issued that series of securities. A bearer security is any debt security other than a registered security. Registered securities will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor in different authorized denominations. If (but only if) provided for in any prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In such event, bearer securities surrendered in a permitted exchange for registered securities between a regular record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable on such date on the registered security issued in exchange for such bearer security but will be payable only to the holder of such coupon when due, in accordance with the terms of the indenture. Unless otherwise specified in any prospectus supplement, bearer securities will not be issued in exchange for registered securities.

In the event of any redemption of debt securities, we will not be required to:

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (a) the day of mailing of the relevant notice of redemption if debt securities of the series are issuable only as registered securities, (b) the day of mailing of the relevant notice of redemption if the debt securities of the series are also issuable as registered securities and there is no publication, and
         (c) the day of the first publication of the relevant notice of redemption if the debt securities are issuable as bearer securities.
     - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;
     - exchange any bearer security selected for redemption, except to exchange such bearer security for a registered security of that series and like tenor that simultaneously is surrendered for redemption; or

     - issue, register the transfer of or exchange any debt securities that have been surrendered for repayment at the option of the holder, except any portion not to be repaid.

Global Securities

We may issue one or more series of the debt securities as permanent global debt securities deposited with a depositary. Unless otherwise indicated in the prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depositary Trust Company (DTC) acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to participants that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Owner ship of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records main tained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, the trustee, nor any of our respective agents, will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

     - DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act;
     - we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or
     - there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and integral multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indenture. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Governing Law

The debt securities and indenture will be governed by, and interpreted in accordance with, the laws of the State of New York.

                              PLAN OF DISTRIBUTION



We may sell any series of the debt securities to or through underwriters or dealers, directly to purchasers, or through agents. The prospectus supplement with respect to any offering of securities will set forth:

     - the terms of the offering of the securities, including the name or names of any underwriters, dealers or agents;
     -   the purchase price of the securities and the proceeds to us;
     - any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;
     -   any initial public offering prices;
     -   any discounts or concessions allowed or reallowed or paid to dealers;
         and
     -   any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may designate agents to solicit offers to purchase our securities.

     - We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.
     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

We may use one or more underwriters in the offer or sale of our securities.

     - If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that we reach an agreement for the sale of our securities.
     - We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in our prospectus supplement.
     - The underwriters will use our prospectus supplement to sell our securities.

We may use a dealer to sell our securities.

     - If we use a dealer, we, as principal, will sell our securities to the dealer.
     - The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

We may directly solicit offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933, or as to contribution with respect to payments that such agents, dealers or underwriters may be required to make in connection with those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
     - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Each series of debt securities offered will be a new issue of securities and will have no established trading market. Any underwriters to whom the securities are sold for public offering and sale may make a market in the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. The securities offered may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the securities.

                                  LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Fleischman and Walsh, L.L.P., Washington, D. C. Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of Southern Union.
Mr. Fleischman, Fleischman and Walsh, L.L.P., and other attorneys in that firm beneficially own shares of common stock that, in the aggregate, represent less than two percent (2%) of the shares of our common stock outstanding.

                                     EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other individual has been autho rized to give any information or to make any representa tions other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Southern Union Company, or the Underwriters. Neither the delivery of this prospectus nor any sale made hereunder and thereunder shall under any circumstance create an implication that there has been no change in the affairs of Southern Union Company, since the date of this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                TABLE OF CONTENTS

                                                                          Page
                                                                         Number

About this Prospectus..............................................
Cautionary Statement Regarding Forward-Looking Statements..........
Where You Can Find More Information ...............................
Incorporation by Reference.........................................
Southern Union Company.............................................
Use of Proceeds....................................................
Ratio of Earnings to Fixed Charges ................................
Unaudited Pro Forma Combined Condensed Financial Statements........
Description of the Debt Securities.................................
Plan of Distribution...............................................
Legal Matters......................................................
Experts............................................................





















-----------------------------------------------













                             Senior Debt Securities






                             Southern Union Company






                                   PROSPECTUS






                                __________, 2001






















--------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

     Securities and Exchange Commission Filing Fee.................    $100,000
     Rating Agency Fees............................................     100,000
     Blue Sky Fees and Expenses....................................      15,000
     Trustee's Expenses............................................       5,000
     Printing and Engraving Fees...................................      35,000
     Accounting Fees and Expenses..................................      45,000
     Legal Fees and Expenses.......................................     175,000
     Miscellaneous.................................................      25,000
                                                                       --------

         Total.....................................................    $500,000
                                                                       ========

---------------------------------

* All fees and expenses other than SEC Registration Fee are estimated.

Item 15.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify its directors and officers, subject to certain limitations. The Company's Bylaws require the Company to indemnify their respective directors and officers to the fullest extent permitted by law.

Article TWELFTH of the Restated Certificate of Incorporation of Southern Union eliminates personal liability of directors to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in the light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

The directors and officers of Southern Union are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by Southern Union. Southern Union has entered into an Indemnification Agreement with each member of its Board of Directors. The Indemnification Agreement provides the Directors with the contractual right to indemnification for any acts taken in their capacity as a director of Southern Union to the fullest extent permitted under Delaware law.

Any agents, dealers or underwriters who execute any of the agreements filed as
Exhibit 1 to this registration state ment will agree to indemnify Southern Union's directors and their officers who signed the registration statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Southern Union by or on behalf of any such indemnifying party.

Item 16.  Exhibits.

Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

(1)    Underwriting Agreement
1.1 - Form of Underwriting Agreement for offering debt securities. To be filed by amendment or subsequent Exchange Act Report by the Registrant.

(4)    Instruments Defining the Rights of Security Holders, Including Indentures
4.1 - Indenture between Chase Manhattan Bank, N.A. (as successor to, Chase Manhattan Bank), as trustee, and Southern Union Company dated January 31, 1994, for Senior Debt Securities. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
4.2 - Form of Subordinated Debt Securities Indenture among Southern Union Company and Chase Manhattan Bank, N.A. (as successor to, Chase Manhattan
       Bank), as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
4.3 - First Mortgage Bonds Debenture of Mortgage and Deed of Trust dated as of March 15, 1946 by Southern Union Company (as successor to PG Energy, Inc. formerly, Pennsylvania Gas and Water Company, and originally, Scranton-Spring Brook Water Service Company) to Guaranty Trust Company of New York. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.4 - Twenty-Third Supplemental Indenture dated as of August 15, 1989 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company (as successor to PG Energy, Inc. formerly Pennsylvania Gas and Water Company, and originally Scranton-Spring Brook Water Service Company) and Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York). (Filed as Exhibit 4.2 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.5 - Twenty-Sixth Supplemental Indenture dated as of December 1, 1992 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company (as successor to PG Energy, Inc. formerly Pennsylvania Gas and Water Company, and originally Scranton-Spring Brook Water Service Company) and Morgan Guaranty Trust Company of New York. (Filed as Exhibit
       4.3 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.6 - Thirtieth Supplemental Indenture dated as of December 1, 1995 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company (as successor to PG Energy, Inc. formerly Pennsylvania Gas and Water Company, and originally Scranton-Spring Brook Water Service Company) and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York). (Filed as Exhibit
       4.4 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.7 - Thirty-First Supplemental Indenture dated as of March 15, 1946) between Southern Union Company (successor to PG Energy, Inc., formerly Pennsylvania Gas and Water Company) and U. S. Bank Trust, National Association (formerly, First Trust of New York, National Association). (Filed as Exhibit 4.5 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.8 - Pennsylvania Gas and Water Company Bond Purchase Agreement dated September 1, 1989. (Filed as Exhibit 4.6 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.9 - Southern Union is a party to other debt instruments, none of which authorizes the issuance of debt securities in an amount which exceeds 10% of the total assets of Southern Union. Southern Union hereby agrees to furnish a copy of any of these instruments to the Commission upon request.

(5)    Opinion re Legality
5.1 - Opinion of Fleischman and Walsh, L.L.P. including the consent of such firm.

(12)   Statements re Computation of Ratios
12-1 - Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.
12-2 - Computation of Pro Forma Ratio of Earnings to Fixed Charges of Southern Union Company

(23)   Consents of Experts and Counsel
23-A   - Consent of Independent Accountants, PricewaterhouseCoopers LLP.
23-B - Consent of Fleischman and Walsh, L.L.P. is contained in the opinion of counsel filed as Exhibit 5.1

(24)   Powers of Attorney
24     - Power of Attorney of the Directors of the Registrant.

(25)   Statements of Eligibility of Trustees
25.1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the Senior Debt Securities Indenture.

Item 17.  Undertaking.

The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Southern Union's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

    o    To include any prospectus required by Section 10(a)(3)of the Securities
         Act;

    o To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     o To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amend ment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 19, 2001.


                                 SOUTHERN UNION COMPANY


                                 By   DAVID J. KVAPIL
                                      ---------------
                                      David J. Kvapil
                                      Executive Vice President and
                                      Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 19, 2001.

   Signature/Name                                     Title

GEORGE L. LINDEMANN*          Chairman of the Board, Chief Executive Officer and
                              Director

THOMAS F. KARAM*              Director and Chief Operating Officer

JOHN E. BRENNAN*              Director

FRANK W. DENIUS*              Director

AARON I. FLEISCHMAN*          Director

KURT A. GITTER, M.D.*         Director

ADAM M. LINDEMANN*            Director

ROGER J. PEARSON*             Director

GEORGE ROUNTREE, III*         Director

RONALD W. SIMMS*              Director

DAN K. WASSONG*               Director

DAVID J. KVAPIL               Executive Vice President & Chief Financial Officer
---------------
David J. Kvapil               (Principal Accounting Officer)

* by David J. Kvapil
     ---------------
     Attorney-in-fact

                                  EXHIBIT INDEX



(1)    Underwriting Agreement
1.1 - Form of Underwriting Agreement for offering debt securities. To be filed by amendment or subsequent Exchange Act Report by the Registrant.

(4)    Instruments Defining the Rights of Security Holders, Including Indentures
4.1 - Indenture between Chase Manhattan Bank, N.A. (as successor to, Chase Manhattan Bank), as trustee, and Southern Union Company dated January 31, 1994, for Senior Debt Securities. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K dated February 15, 1994 and incorporated herein by reference.)
4.2 - Form of Subordinated Debt Securities Indenture among Southern Union Company and Chase Manhattan Bank, N.A. (as successor to, Chase Manhattan
       Bank), as Trustee. (Filed as Exhibit 4-G to Southern Union's Registration Statement on Form S-3 (No. 33-58297) and incorporated herein by reference.)
4.3 - First Mortgage Bonds Debenture of Mortgage and Deed of Trust dated as of March 15, 1946 by Southern Union Company (as successor to PG Energy, Inc. formerly, Pennsylvania Gas and Water Company, and originally, Scranton-Spring Brook Water Service Company) to Guaranty Trust Company of New York. (Filed as Exhibit 4.1 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.4 - Twenty-Third Supplemental Indenture dated as of August 15, 1989 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company (as successor to PG Energy, Inc. formerly Pennsylvania Gas and Water Company, and originally Scranton-Spring Brook Water Service Company) and Morgan Guaranty Trust Company of New York (formerly Guaranty Trust Company of New York). (Filed as Exhibit 4.2 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.5 - Twenty-Sixth Supplemental Indenture dated as of December 1, 1992 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company (as successor to PG Energy, Inc. formerly Pennsylvania Gas and Water Company, and originally Scranton-Spring Brook Water Service Company) and Morgan Guaranty Trust Company of New York. (Filed as Exhibit
       4.3 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.6 - Thirtieth Supplemental Indenture dated as of December 1, 1995 (Supplemental to Indenture dated as of March 15, 1946) between Southern Union Company (as successor to PG Energy, Inc. formerly Pennsylvania Gas and Water Company, and originally Scranton-Spring Brook Water Service Company) and First Trust of New York, National Association (as successor trustee to Morgan Guaranty Trust Company of New York). (Filed as Exhibit
       4.4 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.7 - Thirty-First Supplemental Indenture dated as of March 15, 1946) between Southern Union Company (successor to PG Energy, Inc., formerly Pennsylvania Gas and Water Company) and U. S. Bank Trust, National Association (formerly, First Trust of New York, National Association). (Filed as Exhibit 4.5 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.8 - Pennsylvania Gas and Water Company Bond Purchase Agreement dated September 1, 1989. (Filed as Exhibit 4.6 to Southern Union's Current Report on Form 8-K filed on December 30, 1999 and incorporated herein by reference.)
4.9 - Southern Union is a party to other debt instruments, none of which authorizes the issuance of debt securities in an amount which exceeds 10% of the total assets of Southern Union. Southern Union hereby agrees to furnish a copy of any of these instruments to the Commission upon request.

(5)    Opinion re Legality
5.1 - Opinion of Fleischman and Walsh, L.L.P. including the consent of such firm.

(12)   Statements re Computation of Ratios
12-1 - Computation of Ratio of Earnings to Fixed Charges of Southern Union Company.
12-2 - Computation of Pro Forma Ratio of Earnings to Fixed Charges of Southern Union Company

(23)   Consents of Experts and Counsel
23-A - Consent of Independent Accountants, PricewaterhouseCoopers LLP.
23-B - Consent of Fleischman and Walsh, L.L.P. is contained in the opinion of counsel filed as Exhibit 5.1

(24)   Powers of Attorney
24     - Power of Attorney of the Directors of the Registrant.

(25)   Statements of Eligibility of Trustees
25.1 - Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Trustee, under the Senior Debt Securities Indenture.

                                                                     EXHIBIT 5-1



                     OPINION OF FLEISCHMAN AND WALSH, L.L.P.


                          FLEISCHMAN AND WALSH, L.L.P.
                           1400 Sixteenth Street, N.W.
                                   Sixth Floor
                              Washington, DC 20036
                                 (202) 939-7900


                                                                October 16, 2001


Southern Union Company
504 Lavaca Street, Suite 800
Austin, Texas  78701

Dear Ladies and Gentlemen:

We have acted as counsel to Southern Union Company, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3, as amended (Commission File No. 333-_____) (the "Registration Statement"), relating to the registration of $400,000,000 aggregate offering price of debt securities of the Company (the "Debt Securities"), for issuance from time to time pursuant to Rule 415 under the Securities Act. The Debt Securities may be offered in amounts, at prices and on terms to be determined by market conditions at the time of an offering, and such amounts, prices, and terms will be set forth in a prospectus supplement ("Supplement") to the prospectus included in the Registration Statement ("Prospectus") at the time of an offering. Defined terms used, but not defined herein, have the meaning given them in the Prospectus.

The Debt Securities will be issued as Senior Debt Securities pursuant to the Senior Debt Securities Indenture in the form filed as Exhibit 4.1 to the Registration Statement.

As counsel to the Company, we have examined: (i) the Registration Statement and exhibits thereto and the Senior Debt Securities Indenture; (ii) the Company's Restated Certificate of Incorporation and Bylaws; (iii) pertinent resolutions adopted by the Company's Board of Directors or Committees thereof; and (iv) such other documents and records of the Company, and such matters of law, as we have considered necessary for the purpose of rendering this opinion. In our examinations of documents submitted to us, we have assumed (i) the genuineness of all such documents as originals and the conformity to original and certified documents of all copies submitted to us as conformed or photocopied copies thereof, (ii) the genuineness of all signatures thereon, (iii) the power and authority of all signatories thereto and (iv) the due execution and delivery thereof by all parties thereto. As to the various questions of fact material to our opinion, we have relied upon representations, statements or certificates of officers and representatives of the Company, and other persons with responsibility for such matters.

Based upon and subject to the foregoing, we are of the following opinions:

1. The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware.

2. The Senior Debt Securities Indenture has been duly and validly authorized, executed and delivered by the Company.

3. Senior Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Company, assuming that their issuance and any applicable supplemental indenture or officer's certificate with respect thereto have been duly authorized by the Company, when (a) the Registration Statement and the applicable Supplement are effective under the Act, (b) any necessary supplemental indenture or officer's certificate with respect to the Senior Debt Securities Indenture has been duly executed and delivered by the Company and the Senior Debt Securities Trustee, (c) the terms of such Senior Debt Securities have been duly established in accordance with the Senior Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto, (d) such Senior Debt Securities have been duly executed and authenticated in accordance with the Senior Debt Securities Indenture and any applicable supplemental indenture or officer's certificate with respect thereto and (e) such Senior Debt Securities have been issued and delivered in accordance with the Registration Statement, including the Prospectus and the applicable Supplement. Subject to the foregoing, such Senior Debt Securities will be enforceable in accordance with their terms against the Company, except as (x) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (y) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

       A. The opinions are limited to the laws of the District of Columbia, applicable federal securities laws and the General Corporation Law of the State of Delaware. We assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject transactions or the effect of such laws thereon.

       B. We express no opinion as to the effect on the Debt Securities of laws that limit the rate of interest that legally may be contracted for, charged or collected.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading of "Legal Matters" in the Prospectus and in any Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Please be advised that Aaron I. Fleischman, Senior Partner of Fleischman and Walsh, L.L.P., is a director of the Company, and that he, Fleischman and Walsh, L.L.P., and certain other attorneys with Fleischman and Walsh, L.L.P., have beneficial interests in shares of the Company's common stock.

If you have any questions regarding the opinions expressed herein, please contact Stephen A. Bouchard, a partner with this firm, at (202) 939-7911.

Very truly yours,

FLEISCHMAN AND WALSH, L.L.P.

                                                                    EXHIBIT 12-1



                       RATIO OF EARNINGS TO FIXED CHARGES



                                              Year Ended June 30,
                                ------------------------------------------------
                                  2001      2000      1999      1998      1997
                                --------  --------  --------  --------  --------
                                             (dollars in thousands)

EARNINGS:

Consolidated pre-tax income
 from continuing operations..   $ 96,683  $ 19,434  $ 17,554  $ 20,213  $ 31,405
Interest.....................    112,999    60,972    45,479    44,364    42,945
Net amortization of debt
 discount and premium and
 issuance expense............      3,739     1,242       965     1,029     1,122
Interest portion of rental
 expense.....................      3,851     3,863     2,876     2,252     2,528
                                --------  --------  --------  --------  --------

  Earnings..................    $217,272  $ 85,511  $ 66,874  $ 67,858  $ 78,000
                                ========  ========  ========  ========  ========

FIXED CHARGES:

Interest....................    $112,999  $ 60,972  $ 45,479  $ 44,364  $ 42,945
Net amortization of debt
 discount and premium and
 issuance expense...........       3,739     1,242       965     1,029     1,122
Interest portion of rental
 expense....................       3,851     3,863     2,876     2,252     2,528
                                --------  --------  --------  --------  --------

  Fixed charges.............    $120,589  $ 66,077  $ 49,320  $ 47,645  $ 46,595
                                ========  ========  ========  ========  ========

Ratio of earnings to fixed
 charges....................        1.80      1.29      1.36      1.42      1.67
                                ========  ========  ========  ========  ========

                                                                    EXHIBIT 12-2




                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES



                                                                   Pro Forma(a)
                                                                   ------------
                                                                    Year Ended
                                                                   June 30, 2001
                                                                   -------------
                                                                    (dollars in
                                                                     thousands)

EARNINGS:

Consolidated pre-tax earnings from continuing operations......      $    69,306
Interest......................................................          126,499
Net amortization of debt discount and premium and issuance
  expense.....................................................            3,739
Interest portion of rental expense............................            3,851
                                                                    -----------

     Earnings.................................................      $   203,395
                                                                    ===========

FIXED CHARGES:

Interest......................................................      $   126,499
Net amortization of debt discount and premium and issuance
  expense.....................................................            3,739
Interest portion of rental expense............................            3,851
                                                                    -----------

     Fixed charges............................................      $   134,089
                                                                    ===========

Ratio of earnings to fixed charges............................             1.52
                                                                    ===========



-----------------------------

(a) This pro forma ratio gives effect as of the beginning of the period presented to: the application of the estimated net proceeds of this offering; and the acquisition of ProvEnergy, Valley Resources and Fall River Gas, which were primarily financed through a Term Note. The acquisitions of ProvEnergy, Valley Resources and Fall River Gas were assumed to occur as of the beginning of the period presented, as reflected in the Unaudited Pro Forma Combined Condensed Financial Statements.

                                                                    Exhibit 23-A

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Southern Union Company ("Southern Union") of our report dated August 7, 2001, except for Note IX as to which the date is September 19, 2001 relating to the consolidated financial statements, which appears in Southern Union's Annual Report on Form 10-K for the year ended June 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                 PRICEWATERHOUSECOOPERS LLP



Austin, Texas
October 18, 2001

                                                                      Exhibit 24


                                POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Thomas F. Karam, Dennis K. Morgan and
David J. Kvapil, acting individually or together, as such person's true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and revocation, to act in any capacity for such person and in such person's name, place, and stead in executing a Registration Statement on Form S-3 (with respect to the issuance of debt securities) and any amendments thereto, and filing said Registration Statement, together with all exhibits thereto and any other documents connected therewith, with the Securities and Exchange Commission for the purpose of registering debt securities of Southern Union Company.


Dated:  October 17, 2001





JOHN E. BRENNAN                              GEORGE L. LINDEMANN
---------------                              -------------------
John E. Brennan                              George L.. Lindemann




FRANK W. DENIUS                              ROGER J. PEARSON
---------------                              ----------------
Frank W. Denius                              Roger J. Pearson




AARON I. FLEISCHMAN                          GEORGE ROUNTREE, III
-------------------                          --------------------
Aaron I. Fleischman                          George Rountree, III




KURT A. GITTER                               RONALD W. SIMMS
--------------                               ---------------
Kurt A. Gitter                               Ronald W. Simms




THOMAS F. KARAM                              DAN K. WASSONG
---------------                              --------------
Thomas F. Karam                              Dan K. Wassong




ADAM M. LINDEMANN
-----------------
Adam M. Lindemann

                                                                    Exhibit 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ----------------------------------------

                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

New York                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 Park Avenue
New York, New York                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)
                  --------------------------------------------

                             SOUTHERN UNION COMPANY

Delaware                                                              75-0571592
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

504 Lavaca Street, Suite 800
Austin, Texas                                                              78701
 (Address of principal executive offices)                             (Zip Code)
                ------------------------------------------------

                       $400,000,000 SENIOR DEBT SECURITIES

                                     GENERAL



Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

                 New York State Banking Department, State House, Albany, New York 12110.

                 Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                 Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b)    Whether it is authorized to exercise corporate trust powers.

                 Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.     List of Exhibits

             List below all exhibits filed as a part of this Statement of Eligibility.

             1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

             2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On
July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

             3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

             4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

             5.  Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

             7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

             8.  Not applicable.

             9.  Not applicable.

                                    SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 11th day of October, 2001.

                                 THE CHASE MANHATTAN BANK

                                 By    /s/  Philbert G. Jones
                                     ------------------------
                                       /s/  Philbert G. Jones
                                            Assistant Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                  Dollar Amounts
                      ASSETS                                        in Millions

Cash and balances due from depository institutions:
      Noninterest-bearing balances and currency and coin.......     $ 21,536
      Interest-bearing balances................................       31,428
Securities:
      Held to maturity securities..............................          481
      Available for sale securities............................       60,903
      Federal funds sold and securities purchased under
           agreements to resell................................       42,824
Loans and lease financing receivables:
      Loans and leases held for sale...........................        3,856
      Loans and leases, net of unearned income.....  $  155,575
      Less: Allowance for loan and lease losses....       2,276
      Loans and leases, net of unearned income and allowance...      153,299
Trading Assets.................................................       66,636
Premises and fixed assets (including capitalized leases).......        4,468
Other real estate owned........................................           45
Investments in unconsolidated subsidiaries and associated
     companies.................................................          353
Customers' liability to this bank on acceptances outstanding...          346
Intangible assets:
      Goodwill.................................................        1,785
      Other intangible assets..................................        4,365
Other assets...................................................       19,923
                                                                    --------
TOTAL ASSETS...................................................     $412,248
                                                                    ========

                                     LIABILITIES

Deposits
      In domestic offices......................................     $137,865
      Noninterest-bearing.........................    $  56,799
      Interest-bearing............................       81,066
      In foreign offices, Edge and Agreement subsidiaries and
           IBF's...............................................      113,924
      Noninterest-bearing.........................    $   6,537
      Interest-bearing............................      107,387
Federal funds purchased and securities sold under agreements
           to repurchase.......................................       65,474
Trading liabilities............................................       39,611
Other borrowed money (includes mortgage indebtedness and
      obligations under capitalized leases)....................       10,573
Bank's liability on acceptances executed and outstanding.......          346
Subordinated notes and debentures..............................        6,355
Other liabilities..............................................       14,772
TOTAL LIABILITIES..............................................      388,920
Minority Interest in consolidated subsidiaries.................           89

                                  EQUITY CAPITAL

Perpetual preferred stock and related surplus....................          0
Common stock.....................................................      1,211
Surplus  (exclude all surplus related to preferred stock)........     12,715
      Retained earnings..........................................      9,985
      Accumulated other comprehensive income.....................       (672)
Other equity capital components..................................          0
TOTAL EQUITY CAPITAL.............................................     23,239
                                                                    --------

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL.........   $412,248
                                                                    ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                     JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                     WILLIAM B. HARRISON, JR.   )
                                     DOUGLAS A. WARNER, III     )  DIRECTORS
                                     WILLIAM H. GRAY, III       )